Exhibit 4.1

00XVHA 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Telephone 1-800-558-0046 www.computershare.com Use a black or blue pen. Print in CAPITAL letters inside the grey areas as shown in this example. A B C 1 2 3 X City Prov. / State Postal / Zip Code Apt. Street Name Street Number Registered Name in which account is held (eg. John Smith) Holder Account Number C Please complete the information fields below (print clearly) in full The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Regulations made thereunder (collectively, the “Act”) require that Computershare Trust Company of Canada collect and record specified information on accounts it opens for individuals or entities under a Plan. Please read Instructions below before completing the Reinvestment Enrollment - Participant Declaration Form on the reverse. INSTRUCTIONS In order that Computershare may comply with its legal obligations under the Act, this declaration and enrollment form must be completed in full and signed by all registered holder(s). Otherwise Computershare cannot process your enrollment. Part A – PARTICIPANT DECLARATION If a plan account is registered to: 1) an individual account holder or more than one holder – each individual must complete their Date of Birth and Principal Business or Occupation. 2) a Corporation – it must mail or hand-deliver this declaration and enrollment form along with a copy of its official corporate records relating to the authority to operate this account. Neither Date of Birth nor Principal Business or Occupation is required to be completed. Mark the applicable account holder status box. 3) a Trust, Partnership, or an unincorporated Fund or Organization – Complete the field for Principal Business or Occupation. Date of Birth is not required to be completed. Mark the applicable account holder status box. As space on the front of this form is limited to 2 holder declarations and signatures, photocopies of this form may be made if required. Part B – THIRD PARTY DETERMINATION In order that Computershare may comply with its legal obligations under the Act, you must check one of the two boxes provided with regard to any third party interest in the account, and fill in the additional fields if required, including a description of the relationship. For example, are you an agent, custodian, attorney, or legal guardian, or otherwise holding the account on behalf of a spouse, relative, business partner or friend? Part C – ENROLLMENT PARTICIPATION This section must be completed to process your request for enrollment. Reinvestment Enrollment - Participant Declaration Form

00XVIB A – PARTICIPANT DECLARATION I/We, the account holder(s) named above, hereby certify as follows: 1) Date of Birth: Principal Business or Occupation: Day Month Year (e.g. cashier, student, retired, accounting firm) 2) Date of Birth: Principal Business or Occupation: Day Month Year (e.g. cashier, student, retired, accounting firm) and that the account holder is (Check the appropriate account holder status box, if applicable): Please refer to the plan prospectus or brochure before enrolling or sending optional cash contributions. To have the cash dividend on all shares registered in the name(s) of the undersigned reinvested to purchase TELUS Corporation Common Shares, please mark the below box to enrol for dividend reinvestment. Full Dividend Reinvestment On all Common Shares Please Note: In order to make any optional cash purchases, your account must be enrolled in the Dividend Reinvestment Plan and comply with Federal Anti-Money Laundering and Terrorist Financing Legislation. Please review the instructions provided in the Optional Cash Purchase – Participant Declaration Form and, complete and comply as applicable. This form should ONLY be used for TELUS Corporation. Please note: No interest will be paid on the funds held pending purchase. Notification of receipt of cheques will not be mailed to you. By participation in the plan, I agree to be bound by the terms and conditions of the prospectus or brochure that governs the plan. I have read and fully understand the terms and conditions of the prospectus or brochure. I further agree that my participation in the plan will continue until I notify Computershare in writing that I desire to terminate my participation in the plan. Upon providing such notification, I acknowledge that my withdrawal from the plan will be subject to the terms and conditions of the prospectus or brochure that governs the plan. To be valid, this form must be signed by all registered shareholders. Signatures by an attorney or persons signing as executers, administrators, or trustees must be accompanied by adequate proof of appointment. If you do not sign and return this form , you will continue to receive dividend payments in cash Reinvestment Enrollment - Participant Declaration Form a Corporation, Trust, Partnership, or an unincorporated Fund or Organization (Required documents enclosed, as applicable) a Financial Entity or Securities Dealer and is exempt from Third Party Determination in Section B below. (Proceed to part C) B – THIRD PARTY DETERMINATION – Check one of the two boxes below. If the second box is marked, you must provide the information This account is not intended to be used by, or on behalf of, a 3rd party. This account is intended to be used by, or on behalf of, a 3rd party and I have completed the required information fields below. Name of 3rd party: Address of 3rd party: Date of Birth of 3rd party (if an individual): Nature of Principal Business or Occupation of 3rd party: If 3rd party is a Corporation, provide incorporation number and place of issue: Describe relationship between account holder and 3rd party, in respect of the account: C – ENROLLMENT PARTICIPATION Privacy Notice Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you - from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing. Please return completed form to: Computershare, 9th Floor, 100 University Ave, Toronto Ontario M5J 2Y1 Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Day Month Year Registered Name in which account is held (e.g. John Smith) TELQ